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                                                                 Exhibit 23.9

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------
We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Corporate Express, Inc. of our reports dated March 12, 1996 relating to the consolidated financial statements of United TransNet, Inc. as of and for the twelve days ended December 31, 1995; the combined financial statements of the Combined Founding Companies as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the consolidated financial statements of CDG Holding Corp., and its subsidiary, Courier Dispatch Group, Inc. as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the combined financial statements of Tricor America, Inc. as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the consolidated financial statements of Film Transit, Incorporated and its subsidiary as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the combined financial statements of Lanter Courier Corporation as of and for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995; the consolidated financial statements of Salmon Acquisition Corporation and its subsidiary as of and for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995; and the consolidated financial statements of 3D Distribution Systems, Inc. and its subsidiaries for the year ended October 31, 1993, the two months ended December 31, 1993, the year ended December 31, 1994 and for the period ended December 19, 1995, appearing on pages F-26, F-40, F-57, F-74, F-85, F-97, F-109, and F-120, respectively, of the Corporate Express, Inc. Registration Statement on Form S-4 (File No. 333-13217). We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Atlanta, Georgia

December 23, 1996